UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2005

Unisys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Unisys Way, Blue Bell, Pennsylvania		19424
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-986-4011

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2005, Unisys Corporation and George R. Gazerwitz entered into a consulting agreement that provides for Mr. Gazerwitz to provide consulting services to Unisys during the period beginning April 1, 2005 and ending July 31, 2005. The agreement provides for Mr. Gazerwitz to bill Unisys at the rate of $2,500 per day for his services, but not to exceed $200,000 in total. Mr. Gazerwitz retired from Unisys on March 31, 2005. He had been Vice Chairman of the company. The consulting agreement is filed as Exhibit 10 to this report.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is being filed herewith:

Exhibit 10 -- Consulting Agreement, dated as of March 31, 2005, between Unisys Corporation and George R. Gazerwitz.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

March 31, 2005	By:	Nancy Straus Sundheim

Name: Nancy Straus Sundheim
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10	Consulting Agreement, dated as of March 31, 2005, between Unisys Corporation and George R. Gazerwitz